Apollo Global Management, LLC Second Quarter 2016 Earnings Exhibit 99.2 August 3, 2016

# Apollo 2Q'16 Financial Results Highlights

APOLLO

| | |
|---|---|
| **GAAP & Economic Earnings** | ▪ GAAP Net Income of $415.8 million, and GAAP Net Income Attributable to Apollo Global Management, LLC of $174.1 million ($0.91/share)<br>▪ Economic Net Income ("ENI") of $394.9 million ($0.98/share)<br>▪ Management Business ("MB") Economic Income ("EI") of $137.4 million ($0.34/share)<br>▪ Incentive Business ("IB") Economic Income of $321.7 million ($0.80/share), of which $160.9 million ($0.40/share) related to an increase in the fair value of Athene |
| **Distributable Earnings** | ▪ Distributable Earnings ("DE") After Taxes and Related Payables of $161.3 million ($0.40/share)<br>▪ Management Business DE of $154.8 million ($0.38/share)<br>▪ Incentive Business DE of $9.5 million ($0.02/share)<br>▪ Declared distribution of $0.37 per Class A share (payout ratio of 93%) |
| **Assets Under Management** | ▪ Total Assets Under Management ("AUM") of $186.3 billion<br>▪ Fee-Generating AUM ("FGAUM") of $145.4 billion<br>▪ Carry-Eligible AUM ("CEAUM") of $84.4 billion and Carry-Generating AUM ("CGAUM") of $43.2 billion<br>▪ Dry powder of $24.9 billion available for investment |
| **Business Drivers** | ▪ *Inflows:* $16.4 billion of capital inflows ($36.5 billion LTM[(1)])<br>▪ *Deployment:* $5.9 billion invested ($16.1 billion LTM)<br>▪ *Realizations:* $1.3 billion of capital returned to investors ($6.3 billion LTM)<br>▪ *Performance:* Traditional Private Equity Fund Appreciation 3.1% (-0.6% LTM)<br>Total Credit Gross Return[(2)] 3.7% (+2.8% LTM) |

*Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 31 to 35.*
*(1) "LTM" refers to the last twelve months ended June 30, 2016.*
*(2) Represents total credit gross return, excluding assets managed by Athene Asset Management, L.P. ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total credit net return was 3.3% for 2Q'16 and 1.8% for 2Q'16 LTM.*

1

# Condensed Consolidated Statements of Operations (Unaudited)

APOLLO

- GAAP Net Income was $415.8 million for the quarter, up 181% year-over-year; GAAP Net Income Attributable to Apollo Global Management, LLC was $174.1 million

| *($ in thousands, except per share data)* | 2Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|
| **Revenues:** | | | | | |
| Advisory and transaction fees from affiliates, net | $15,450 | $7,999 | $64,899 | $24,993 | $72,898 |
| Management fees from affiliates | 230,584 | 233,795 | 267,063 | 455,473 | 500,858 |
| Carried interest income (loss) from affiliates | 105,693 | (120,968) | 328,485 | 174,285 | 207,517 |
| **Total Revenues** | 351,727 | 120,826 | 660,447 | 654,751 | 781,273 |
| **Expenses:** | | | | | |
| Compensation and benefits: | | | | | |
| Salary, bonus and benefits | 88,870 | 97,234 | 100,188 | 176,503 | 197,422 |
| Equity-based compensation | 22,279 | 14,002 | 34,038 | 42,382 | 48,040 |
| Profit sharing expense | 61,635 | (37,605) | 127,220 | 110,264 | 89,615 |
| Total Compensation and Benefits | 172,784 | 73,631 | 261,446 | 329,149 | 335,077 |
| Interest expense | 7,485 | 7,873 | 9,800 | 14,925 | 17,673 |
| General, administrative and other | 21,556 | 27,744 | 32,823 | 44,327 | 60,567 |
| Professional fees | 19,725 | 16,434 | 22,705 | 34,689 | 39,139 |
| Occupancy | 10,131 | 9,822 | 9,698 | 20,089 | 19,520 |
| Placement fees | 1,665 | 1,764 | 2,064 | 3,185 | 3,828 |
| Depreciation and amortization | 11,193 | 4,631 | 4,862 | 22,171 | 9,493 |
| **Total Expenses** | 244,539 | 141,899 | 343,398 | 468,535 | 485,297 |
| **Other Income (Loss):** | | | | | |
| Net gains (losses) from investment activities | 24,424 | (56,469) | 89,010 | 26,542 | 32,541 |
| Net gains from investment activities of consolidated variable interest entities | 5,800 | 1,319 | 698 | 7,128 | 2,017 |
| Income (Loss) from equity method investments | 17,119 | (3,817) | 44,960 | 16,058 | 41,143 |
| Interest income | 860 | 585 | 1,296 | 1,585 | 1,881 |
| Other income (loss), net | 1,775 | (253) | 778 | 6,649 | 525 |
| **Total Other Income (Loss)** | 49,978 | (58,635) | 136,742 | 57,962 | 78,107 |
| Income (loss) before income tax (provision) benefit | 157,166 | (79,708) | 453,791 | 244,178 | 374,083 |
| Income tax (provision) benefit | (9,092) | 5,147 | (37,988) | (14,606) | (32,841) |
| **Net Income (Loss)** | 148,074 | (74,561) | 415,803 | 229,572 | 341,242 |
| Net (income) loss attributable to Non-Controlling Interests | (91,646) | 41,733 | (241,711) | (142,217) | (199,978) |
| **Net Income (Loss) Attributable to Apollo Global Management, LLC** | $56,428 | ($32,828) | $174,092 | $87,355 | $141,264 |
| Distributions Declared per Class A Share | $0.33 | $0.28 | $0.25 | $1.19 | $0.53 |
| **Net Income (Loss) Per Class A Share:** | | | | | |
| Net Income (Loss) Available to Class A Share – Basic | $0.30 | ($0.19) | $0.91 | $0.40 | $0.74 |
| Net Income (Loss) Available to Class A Share – Diluted | $0.30 | ($0.19) | $0.91 | $0.40 | $0.74 |
| Weighted Average Number of Class A Shares Outstanding – Basic | 170,431,430 | 182,665,330 | 183,695,920 | 168,190,114 | 183,180,625 |
| Weighted Average Number of Class A Shares Outstanding – Diluted | 170,431,430 | 182,665,330 | 183,695,920 | 168,190,114 | 183,180,625 |

2

Condensed Consolidated Statements of Financial Condition (Unaudited) 3 ▪ Total assets were $5.2 billion as of June 30, 2016, an increase of $602.4 million, or 13%, compared to December 31, 2015 ($ in thousands, except per share data) As of June 30, 2016 As of December 31,2015 Assets: Cash and cash equivalents $859,005 $612,505 Cash and cash equivalents held at consolidated funds 4,991 4,817 Restricted cash 5,269 5,700 Investments 1,324,552 1,154,749 Assets of consolidated variable interest entities 1,021,954 1,030,772 Carried interest receivable 815,751 643,907 Due from affiliates 292,562 247,835 Deferred tax assets 622,209 646,207 Other assets 100,714 95,844 Goodwill 88,852 88,852 Intangible assets, net 26,372 28,620 Total Assets $5,162,231 $4,559,808 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $116,814 $92,012 Accrued compensation and benefits 90,399 54,836 Deferred revenue 158,461 177,875 Due to affiliates 629,140 594,536 Profit sharing payable 378,599 295,674 Debt 1,355,521 1,025,255 Liabilities of consolidated variable interest entities 868,254 887,252 Other liabilities 50,332 43,387 Total Liabilities 3,647,520 3,170,827 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Class A shares, no par value, unlimited shares authorized, 184,104,686 and 181,078,937 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at June 30, 2016 and December 31, 2015 — — Additional paid in capital 1,928,962 2,005,509 Accumulated deficit (1,236,677) (1,348,384) Accumulated other comprehensive loss (6,975) (7,620) Total Apollo Global Management, LLC shareholders’ equity 685,310 649,505 Non-Controlling Interests in consolidated entities 95,625 86,561 Non-Controlling Interests in Apollo Operating Group 733,776 652,915 Total Shareholders’ Equity 1,514,711 1,388,981 Total Liabilities and Shareholders’ Equity $5,162,231 $4,559,808

# Economic Earnings Summary

APOLLO

| ($ in thousands, except per share data) | | 2Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|---|
| Management Business | Management Fees | $227,273 | $230,933 | $241,633 | $451,986 | $472,566 |
| | Advisory and Transaction Fees from Affiliates, net | 15,450 | 7,999 | 64,899 | 24,993 | 72,898 |
| | Carried Interest Income from Affiliates | 10,815 | 8,917 | 6,292 | 21,589 | 15,209 |
| | **Management Business Revenues** | **253,538** | **247,849** | **312,824** | **498,568** | **560,673** |
| | Salary, Bonus and Benefits | 89,683 | 92,370 | 94,522 | 177,235 | 186,892 |
| | Equity-Based Compensation | 14,643 | 16,720 | 15,722 | 30,474 | 32,442 |
| | Other Expenses | 55,383 | 54,062 | 63,307 | 107,317 | 117,369 |
| | **Management Business Expenses** | **159,709** | **163,152** | **173,551** | **315,026** | **336,703** |
| | Other Income (Loss) | (1,382) | (2,613) | (1,873) | 464 | (4,486) |
| | **Management Business Economic Income** | **$92,447** | **$82,084** | **$137,400** | **$184,006** | **$219,484** |
| | *Per Share* | *$0.23* | *$0.20* | *$0.34* | *$0.46* | *$0.55* |
| Incentive Business | Carried Interest Income (Loss) | $94,877 | ($129,885) | $322,193 | $152,696 | $192,308 |
| | Profit Sharing Expense | 62,872 | (33,493) | 124,733 | 103,704 | 91,240 |
| | Other Income (Loss) | 33,081 | (67,582) | 124,274 | 26,604 | 56,692 |
| | **Incentive Business Economic Income (Loss)** | **$65,086** | **($163,974)** | **$321,734** | **$75,596** | **$157,760** |
| | *Per Share* | *$0.16* | *($0.41)* | *$0.80* | *$0.19* | *$0.39* |
| | **Economic Income (Loss)** | **$157,533** | **($81,890)** | **$459,134** | **$259,602** | **$377,244** |
| | *Per Share* | *$0.39* | *($0.21)* | *$1.14* | *$0.65* | *$0.94* |
| | Taxes | (2,869) | 8,926 | (64,283) | (11,389) | (55,357) |
| | **Economic Net Income (Loss)** | **$154,664** | **($72,964)** | **$394,851** | **$248,213** | **$321,887** |
| | *Per Share* | *$0.38* | *($0.18)* | *$0.98* | *$0.62* | *$0.80* |

4

# Distributable Earnings Summary

APOLLO

| ($ in thousands, except per share data) | | 2Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|---|
| Management Business | Management Business Economic Income | $92,447 | $82,084 | $137,400 | $184,006 | $219,484 |
| | Less: Non-Cash Revenues | (843) | (842) | (843) | (3,627) | (1,685) |
| | Add Back: Equity-Based Compensation | 14,643 | 16,720 | 15,722 | 30,474 | 32,442 |
| | Add Back: Depreciation, Amortization and Other | 2,691 | 2,581 | 2,516 | 5,301 | 5,097 |
| | **Management Business Distributable Earnings** | **$108,938** | **$100,543** | **$154,795** | **$216,154** | **$255,338** |
| | *Per Share* | *$0.27* | *$0.25* | *$0.38* | *$0.53* | *$0.63* |
| Incentive Business | Incentive Business Economic Income (Loss) | $65,086 | ($163,974) | $321,734 | $75,596 | $157,760 |
| | Less: Non-Cash Carried Interest Income[(1)] | — | — | — | (29,900) | — |
| | Less: Net Unrealized Carried Interest (Income) Loss | 53,023 | 103,209 | (185,669) | 111,171 | (82,460) |
| | Less: Unrealized Investment & Other (Income) Loss | (25,436) | 64,977 | (126,545) | (25,391) | (61,568) |
| | **Incentive Business Distributable Earnings** | **$92,673** | **$4,212** | **$9,520** | **$131,476** | **$13,732** |
| | *Per Share* | *$0.23* | *$0.01* | *$0.02* | *$0.32* | *$0.03* |
| | **Distributable Earnings** | **$201,611** | **$104,755** | **$164,315** | **$347,630** | **$269,070** |
| | Taxes and Related Payables[(2)] | (2,153) | (2,273) | (2,968) | (4,263) | (5,241) |
| | **DE After Taxes and Related Payables** | **$199,458** | **$102,482** | **$161,347** | **$343,367** | **$263,829** |
| | *DE per Share of Common & Equivalent[(3)]* | *$0.48* | *$0.25* | *$0.40* | *$0.83* | *$0.65* |
| | **Distribution per Share of Common & Equivalent** | **$0.42** | **$0.25** | **$0.37** | **$0.75** | **$0.62** |
| | *Payout Ratio* | *88%* | *100%* | *93%* | *90%* | *95%* |

*(1) Represents realized carried interest income settled by receipt of securities.*
*(2) Represents estimated current corporate, local and non-U.S. taxes as well as amounts payable under Apollo's tax receivable agreement.*
*(3) Calculation is based on end of period Class A shares outstanding and restricted share units ("RSUs") that participate in distributions (collectively referred to as "common & equivalents").*

5

# Private Equity

APOLLO

## Commentary

- Significant Economic Income driven by an elevated contribution from the Management Business and a rebounding Incentive Business, which benefited from strong carried interest income primarily earned from Fund VIII, AAA/Other and Fund VII
- Traditional private equity fund appreciation during the quarter of 3.1%[(1)] was driven by private portfolio company holdings and public debt positions
- Inflows driven by co-investment activity as well as a follow-on closing for the second natural resources fund
- Deployed $4.6 billion (including $2.5 billion in co-investments) and committed $1.8 billion during the quarter; total committed but not yet deployed capital[(2)] at quarter end was $3.6 billion (excluding co-investments)

## Business Drivers

| | 2Q'16 | YTD | LTM |
|---|---|---|---|
| *Inflows* | $3.1bn | $3.6bn | $5.4bn |
| *Deployment* | $4.6bn | $5.1bn | $8.4bn |
| *Realizations* | $341mm | $362mm | $2.4bn |
| *Performance*[(1)] | 3.1% | 1.8% | (0.6)% |

## Financial Results Summary

| *($ in thousands)* | 2Q'15 | 1Q'16 | 2Q'16 |
|---|---|---|---|
| MB Revenues | $83,182 | $77,631 | $134,819 |
| MB Expenses | 53,451 | 56,184 | 59,965 |
| Other Income (Loss) | 327 | (124) | 341 |
| **MB Economic Income** | **30,058** | **21,323** | **75,195** |
| Carried Interest Income (Loss) | 81,328 | (146,335) | 208,111 |
| Profit Sharing Expense | 58,041 | (57,374) | 67,675 |
| Other Income (Loss) | 7,811 | (12,017) | 34,615 |
| **IB Economic Income (Loss)** | **31,098** | **(100,978)** | **175,051** |
| **Economic Income (Loss)** | **$61,156** | **($79,655)** | **$250,246** |

## Supplemental Information

*$41 billion AUM*



Committed
$4bn(2)
Dry Powder
$15bn
Invested
AUM
$18bn
Other
$8bn(3)

***Traditional PE Funds***

Inception-to-date Gross / Net IRR 39% / 25%

***Fund VIII***

56% Committed or Deployed[(5)]

***PE Portfolio***

78% Private / 22% Public

| ***Public Equity Holding*** | ***Fund*** | ***Shares Held (mm)*** |
|---|---|---|
| *Norwegian (NCLH)*[(4)] | *Fund VI & VII* | *36.1* |
| *EP Energy (EPE)* | *Fund VII & ANRP* | *62.6* |
| *Caesars Acquisition (CACQ)*[(4)] | *Fund VI* | *28.0* |
| *Caesars Entertainment (CZR)*[(4)] | *Fund VI* | *26.5* |
| *Welspun Corp (WLCO IN)* | *Fund VII & ANRP* | *58.1* |
| *Welspun Enterprises (WEL IN)* | *Fund VII & ANRP* | *34.8* |

*(1) Represents traditional private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. (2) Represents capital committed to investments as of June 30, 2016 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. (3) Other represents approximately $8 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. (4) Includes shares held by Athene in associated co-investment vehicles. (5) Represents capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital.*

6

# Credit

APOLLO

## Commentary

- Strong Economic Income driven by rebounding Incentive Business results which benefited from solid investment performance as well as an increase in the fair value of Athene
- Total credit gross and net returns[1] of 3.7% and 3.3%, respectively, due to broad appreciation across fund categories
- Inflows primarily driven by advisory mandates for AAME[4], an increase in Athene assets, new equity and origination at MidCap, as well as capital raised for the third Financial Credit Investments drawdown fund
- Capital deployment activity driven by non-performing loan opportunities, longevity assets and opportunistic investments
- Fair value of Athene increased 20% from prior quarter reflecting Athene's significant business growth and continued progress toward its initial public offering

## Business Drivers

| | 2Q'16 | YTD | LTM |
|---|---|---|---|
| *Inflows* | $12.5bn | $16.2bn | $28.6bn |
| *Deployment* | $620mm | $2.0bn | $5.4bn |
| *Realizations* | $453mm | $774mm | $1.8bn |
| *Performance*[1] | 3.7% | 4.9% | 2.8% |

## Financial Results Summary

| *($ in thousands)* | 2Q'15 | 1Q'16 | 2Q'16 |
|---|---|---|---|
| MB Revenues | $155,867 | $155,838 | $160,580 |
| MB Expenses | 89,857 | 91,365 | 99,238 |
| Other Income (Loss) | 546 | (75) | (83) |
| Non-Controlling Interest | (3,223) | (2,385) | (2,175) |
| **MB Economic Income** | **63,333** | **62,013** | **59,084** |
| Carried Interest Income | 11,634 | 15,056 | 114,151 |
| Profit Sharing Expense | 3,897 | 21,424 | 57,169 |
| Other Income (Loss) | 25,077 | (55,533) | 90,222 |
| **IB Economic Income (Loss)** | **32,814** | **(61,901)** | **147,204** |
| **Economic Income** | **$96,147** | **$112** | **$206,288** |

## Supplemental Information

*($ in billions)*

***$134 billion AUM***

| Category | AUM | FG AUM | CE AUM | CG AUM | 2Q'16 Gross Return[1] | YTD'16 Gross Return[1] | LTM Gross Return[1] |
|---|---|---|---|---|---|---|---|
| Liquid / Performing | $35 | $32 | $20 | $10 | 3.0% | 4.1% | 2.5% |
| Drawdown[2] | $21 | $12 | $19 | $7 | 6.4% | 8.1% | 3.7% |
| Permanent Capital Vehicles | | | | | | | |
| Permanent Capital Vehicles ex Athene Non-Sub-Advised[3] | $15 | $11 | $9 | $9 | 1.6% | 2.1% | 2.5% |
| Athene Non-Sub-Advised[3] | $54 | $54 | — | — | | | |
| Advisory[4] | $9 | — | — | — | | | |
| **Total Credit** | **$134** | **$109** | **$48** | **$26** | **3.7%** | **4.9%** | **2.8%** |

*(1) Gross return represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 2Q'16 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 2.8%, 5.7%, 0.7%, respectively, and 3.3% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The YTD net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 3.8%, 7.0%, 0.4%, respectively, and 4.2% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The LTM net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 2.0%, 2.1%, (0.9)%, respectively, and 1.8% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. (2) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.4% and 12.6%, respectively, as of June 30, 2016. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. (3) Athene Non-Sub-Advised reflects total Athene-related AUM of $68.1 billion less $14.3 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. Athene Non-Sub-Advised includes $5.1 billion of Athene AUM for which Apollo Asset Management Europe, LLP ("AAME"), a subsidiary of Apollo, provides investment advisory services. (4) Advisory refers to certain assets advised by AAME.*

7

# Real Estate

APOLLO

## Commentary

- Economic Income driven by an increased quarter-over-quarter contribution from the Management Business, which was aided by heightened transaction activity in the debt business
- Inflows during the quarter driven by capital raised for debt and equity-related strategies
- Debt-related inflows driven by the AGRE Debt Fund as well as managed accounts
- Equity-related inflows driven by a follow-on close and co-investment capital raised for the second U.S. Real Estate Fund as well as a first close for the Asia-focused real estate fund
- Realization activity driven by both debt and equity funds

## Business Drivers

| | 2Q'16 | YTD | LTM |
|---|---|---|---|
| *Inflows* | $795mm | $1.2bn | $2.5bn |
| *Deployment* | $649mm | $1.0bn | $2.4bn |
| *Realizations* | $547mm | $1.3bn | $2.0bn |
| *Performance*[(1)] | 2.2% | 4.5% | 14.7% |

## Financial Results Summary

| *($ in thousands)* | 2Q'15 | 1Q'16 | 2Q'16 |
|---|---|---|---|
| MB Revenues | $14,489 | $14,380 | $17,425 |
| MB Expenses | 16,401 | 15,603 | 14,348 |
| Other Income (Loss) | 968 | (29) | 44 |
| **MB Economic Income (Loss)** | **(944)** | **(1,252)** | **3,121** |
| Carried Interest Income (Loss) | 1,915 | 1,394 | (69) |
| Profit Sharing Expense | 934 | 2,457 | (111) |
| Other Income (Loss) | 193 | (32) | (563) |
| **IB Economic Income (Loss)** | **1,174** | **(1,095)** | **(521)** |
| **Economic Income (Loss)** | **$230** | **($2,347)** | **$2,600** |

## Supplemental Information

***$11 billion AUM***



Equity
$3.3bn
Debt
$7.9bn

*(1) Represents gross return for U.S. Real Estate Fund I including co-investment capital. 2Q'16, YTD and 2Q'16 LTM net returns for U.S. Real Estate Fund I were 1.7%, 3.6% and 10.5%, respectively. U.S. Real Estate Fund I inception-to-date gross and net IRRs were 17% and 14%, respectively, as of June 30, 2016.*

8

# Total AUM & Fee-Generating AUM

APOLLO

## 2Q'16 Total AUM Rollforward(1)

($ in millions)

| | Private Equity | Credit | Real Estate | Total |
|---|---|---|---|---|
| 1Q'16 | $37,702 | $123,854 | $10,957 | $172,513 |
| Inflows | 3,075 | 12,493 | 795 | 16,363 |
| Outflows(2) | (143) | (2,952) | — | (3,095) |
| Net Flows | 2,932 | 9,541 | 795 | 13,268 |
| Realizations | (341) | (453) | (547) | (1,341) |
| Market Activity | 888 | 942 | (4) | 1,826 |
| 2Q'16 | $41,181 | $133,884 | $11,201 | $186,266 |

### *Total AUM Highlights*

**Private Equity**: *Inflows:* Capital raised for co-investments ($2.5 billion); net segment transfers ($334 million); and ANRP II ($253 million) *Outflows:* Net leverage reduction ($143 million) *Realizations:* Fund VII ($214 million) and co-investments ($114 million) *Market Activity:* 3.1% appreciation in traditional private equity funds

**Credit**: *Inflows:* Advisory mandates related to AAME ($7.9 billion); net increase in Athene assets ($2.2 billion); Liquid/ Performing funds ($885 million); new equity and origination at MidCap ($779 million); FCI III ($415 million) *Outflows:* Net leverage reduction ($1.6 billion); net segment transfers ($757 million); and redemptions ($518 million) *Realizations:* Drawdown funds ($207 million) and Liquid/ Performing funds ($157 million) *Market activity:* Positive fund performance across product categories

**Real Estate**: *Inflows:* Net segment transfers ($422 million); debt funds and managed accounts ($156 million); and US and Asia equity real estate funds ($140 million) *Realizations:* RE debt ($385 million) and RE equity ($162 million)

## 2Q'16 Fee-Generating AUM Rollforward(1)

($ in millions)

| | Private Equity | Credit | Real Estate | Total |
|---|---|---|---|---|
| 1Q'16 | $29,325 | $104,904 | $6,844 | $141,073 |
| Inflows | 413 | 4,730 | 696 | 5,839 |
| Outflows(2) | (91) | (766) | — | (857) |
| Net Flows | 322 | 3,964 | 696 | 4,982 |
| Realizations | (77) | (257) | (394) | (728) |
| Market Activity | (40) | 163 | (22) | 101 |
| 2Q'16 | $29,530 | $108,774 | $7,124 | $145,428 |

### *Fee-Generating AUM Highlights*

**Private Equity**: *Inflows:* ANRP II ($232 million) and fee-generating capital deployment ($175 million) *Realizations:* Fund VII disposition activity from 1Q'16 to 2Q'16 (due to semi-annual fee basis reset)

**Credit**: *Inflows:* Net increase in Athene's assets ($2.2 billion); non-traded private BDC ($921 million); Liquid/Performing ($872 million); MidCap ($465 million); and fee-generating capital deployment ($284 million) *Outflows:* Net segment transfers ($299 million) and redemptions ($295 million) *Realizations:* Liquid/ Performing ($153 million) *Market activity:* Positive fund performance in strategies with NAV-based fee arrangements

**Real Estate**: *Inflows:* Debt funds and managed accounts ($366 million) and net segment transfers ($295 million) *Realizations:* RE debt ($330 million) and RE equity ($63 million)

## LTM Total AUM Rollforward(1)

($ in millions)

| | Private Equity | Credit | Real Estate | Total |
|---|---|---|---|---|
| 2Q'15 | $39,264 | $112,680 | $10,554 | $162,498 |
| Inflows | 5,446 | 28,621 | 2,459 | 36,526 |
| Outflows(2) | (641) | (6,511) | (51) | (7,203) |
| Net Flows | 4,805 | 22,110 | 2,408 | 29,323 |
| Realizations | (2,448) | (1,823) | (1,989) | (6,260) |
| Market Activity | (440) | 917 | 228 | 705 |
| 2Q'16 | $41,181 | $133,884 | $11,201 | $186,266 |

## LTM Fee-Generating AUM Rollforward(1)

($ in millions)

| | Private Equity | Credit | Real Estate | Total |
|---|---|---|---|---|
| 2Q'15 | $28,468 | $92,667 | $7,154 | $128,289 |
| Inflows | 3,302 | 19,897 | 1,713 | 24,912 |
| Outflows(2) | (1,010) | (3,128) | (184) | (4,322) |
| Net Flows | 2,292 | 16,769 | 1,529 | 20,590 |
| Realizations | (1,183) | (1,146) | (1,557) | (3,886) |
| Market Activity | (47) | 484 | (2) | 435 |
| 2Q'16 | $29,530 | $108,774 | $7,124 | $145,428 |

(1) *Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.*

(2) *Included in the 2Q'16 outflows for Total AUM and FGAUM is $518.3 million and $294.6 million of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM is $1,630.7 million and $768.9 million of redemptions, respectively.*

9

# Carry-Eligible & Carry-Generating AUM

APOLLO

## Carry-Eligible AUM

*($ in millions)*

| Segment | 2Q'15 | 1Q'16 | 2Q'16 |
|---|---|---|---|
| Private Equity | $34,211 | $32,751 | $33,554 |
| Credit | 44,262 | 48,216 | 48,435 |
| Real Estate | 2,511 | 2,273 | 2,381 |
| **Total** | **$80,984** | **$83,240** | **$84,370** |

## Carry-Generating AUM

*($ in millions)*

| Segment | 2Q'15 | 1Q'16 | 2Q'16 |
|---|---|---|---|
| Private Equity | $12,487 | $9,008 | $16,778 |
| Credit | 23,257 | 22,985 | 25,945 |
| Real Estate | 697 | 510 | 494 |
| **Total** | **$36,441** | **$32,503** | **$43,217** |

## 2Q'16 Carry-Generating to Carry-Eligible AUM Reconciliation

*($ in millions)*

| | Private Equity | Credit | Real Estate | Total |
|---|---|---|---|---|
| **Carry-Generating AUM** | $16,778 | $25,945 | $494 | $43,217 |
| + Uninvested CE AUM | 15,079 | 8,704 | 1,207 | 24,990 |
| + Invested AUM Not Currently Generating Carry | 1,697 | 13,786 | 680 | 16,163 |
| **Carry-Eligible AUM** | **$33,554** | **$48,435** | **$2,381** | **$84,370** |

***$84 billion***

**Carry-Eligible AUM**


Currently Generating Carry $43.2bn
Uninvested Carry-Eligible AUM $25.0bn
Not Currently Generating Carry $16.2bn

| *($ in billions)* Category / Fund | Invested AUM Not Currently Generating Carry | Investment Period Active >24 Months[(1)] | Appreciation Required to Achieve Carry[(2)(3)] |
|---|---|---|---|
| Other PE | $1.7 | $1.6 | 12% |
| **Private Equity** | **1.7** | **1.6** | **12%** |
| Drawdown | 5.1 | 4.4 | 26% |
| Liquid / Performing | 8.7 | 1.5 | < 250bps |
| | | 0.1 | 250-500bps |
| | | 1.3 | > 500bps |
| **Credit** | **13.8** | **7.3** | **19%** |
| **Real Estate** | **0.7** | **0.4** | **> 500bps** |
| **Total** | **$16.2** | **$9.3** | |

*(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of June 30, 2016.*
*(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.*
*(3) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.*

10

# Capital Deployment & Dry Powder

APOLLO

- Capital deployed across the platform totaled $5.9 billion for the quarter and $8.1 billion year-to-date. The pending investment commitments in private equity that have not yet been funded (excluding co-investments) totaled $3.6 billion as of June 30, 2016
- Dry Powder of $24.9 billion at the end of the quarter, including $10.0 billion of AUM with future management fee potential

**Capital Deployment**

*($ in millions)*

| Segment | 2Q'16 | YTD | LTM |
|---|---|---|---|
| Private Equity | $4,638 | $5,139 | $8,372 |
| Credit | 620 | 1,957 | 5,373 |
| Real Estate | 649 | 983 | 2,353 |
| **Total** | **$5,907** | **$8,079** | **$16,098** |

**2Q'16 Highlights**

| | |
|---|---|
| Private Equity | *Driven by various acquisitions including ADT (Alarm services), The Fresh Market (Grocery stores), Nova KBM (Financial services) and RegionalCare's acquisition of Capella (Healthcare)* |
| Credit | *Driven by opportunities in German commercial real estate non-performing loans, life assets, and opportunistic investments in the materials, energy and media sectors* |
| Real Estate | *Driven by commercial mortgage lending activity across several strategies* |

***$25 billion Dry Powder***

*($ in billions)*



Real Estate $1.3
Credit $8.6
Drawdown $8.1
PE Other $4.4
Liquid / Performing $0.1
Fund VIII $10.6
Private Equity $15.0
Permanent Capital Vehicles $0.4 billion

11

# Shareholder Distribution

APOLLO

- Generated $0.40 of DE per share of common and equivalent during the quarter, driven by strong Management Business earnings
- Apollo declared a quarterly distribution of $0.37 per Class A share to holders of record as of August 22, 2016, which is payable on August 31, 2016

| *($ in thousands, except per share data)* | 2Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|
| **DE After Taxes and Related Payables** | **$199,458** | **$102,482** | **$161,347** | **$343,367** | **$263,829** |
| Add Back: Taxes & Related Payables Attributable to Common & Equivalents | — | 2 | 4 | 60 | 6 |
| DE Before Certain Payables[(1)] | 199,458 | 102,484 | 161,351 | 343,427 | 263,835 |
| Percent to Common & Equivalents | 45% | 47% | 47% | 45% | 47% |
| DE Before Other Payables Attributable to Common & Equivalents | 90,015 | 48,085 | 75,770 | 157,509 | 123,871 |
| Less: Taxes & Related Payables Attributable to Common & Equivalents | — | (2) | (4) | (60) | (6) |
| **DE Attributable to Common & Equivalents** | **$90,015** | **$48,083** | **$75,766** | **$157,449** | **$123,865** |
| ***Per Share of Common & Equivalent[(2)]*** | ***$0.48*** | ***$0.25*** | ***$0.40*** | ***$0.83*** | ***$0.65*** |
| *Retained Capital per Share of Common & Equivalent[(2)(3)]* | *(0.06)* | — | *(0.03)* | *(0.08)* | *(0.03)* |
| ***Net Distribution per Share of Common & Equivalent[(2)]*** | ***$0.42*** | ***$0.25*** | ***$0.37*** | ***$0.75*** | ***$0.62*** |
| *Payout Ratio* | *88%* | *100%* | *93%* | *90%* | *95%* |

*(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.*
*(2) Per share calculations are based on end of period total Class A shares outstanding and RSUs that participate in distributions (see page 25 for the share rollforward), (collectively referred to as "common & equivalents").*
*(3) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.*

12

Unconsolidated Balance Sheet Highlights Summary Balance Sheet ($ in millions) 2Q'16 Athene/AAA $615 GP Investments / Other Investments(2) 781 Total Investments $1,396 ($ in millions) 2Q'16 Cash $859 Investments(1) 1,396 Carried Interest Receivable 816 Profit Sharing Payable (379) Total Net Value $2,692 Debt ($1,356) Unfunded Future Commitments $559 ($ in millions, except per share amounts and where noted) Through 2Q'16 Open Market Share Repurchases 1.0 Reduction of Shares Issued to Employees(3) 2.1 Total Shares Purchased 3.1 Total Capital Used for Share Purchases(4) $43 Share Repurchase Plan Authorization(5) $250 Average Price Paid Per Share(6) $13.95 Investments Detail Share Repurchase Activitythrough 2Q’16 (1) Investments are presented on an unconsolidated basis. Investments presented in the condensed consolidated statement of financial condition of $1.325 billion include eliminations related to investments in consolidated funds and VIEs. (2) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. (3) Represents a reduction in Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”). (4) With respect to the reduction of 2.1 million Class A shares to be issued to employees under the Plan, amounts represent the cash used by the Company to satisfy the applicable withholding obligations in respect of certain equity-based awards granted under the Plan. (5) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through a reduction of Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. (6) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. ▪ At June 30, 2016, Apollo had $859 million in cash, $1.4 billion of investments, and $437 million of net carried interest receivable for a total net value of $2.7 billion, or $6.61 DE per share outstanding ▪ Long-term debt of $1.4 billion (with maturities in 2021, 2024 and 2026) and an undrawn $500 million revolving credit facility (expiring in 2021) ▪ Unfunded future general partner commitments totaled $559 million at June 30, 2016, of which $230 million related to Fund VIII ▪ Aggregate share repurchases under previously announced plan totaled $43 million through June 30, 2016, with $207 million remaining authorized under the plan 13

# Carried Interest Receivable & Income (Loss) Detail

APOLLO

| ($ in thousands) | As of June 30, 2016 | | For the Three Months Ended June 30, 2016 | | | For the Six Months Ended June 30, 2016 | | |
|---|---|---|---|---|---|---|---|---|
| | Carried Interest Receivable on an Unconsolidated Basis | | Unrealized Carried Interest Income (Loss) | Realized Carried Interest Income | Total Carried Interest Income (Loss) | Unrealized Carried Interest Income (Loss) | Realized Carried Interest Income | Total Carried Interest Income (Loss) |
| **Private Equity Funds** | | | | | | | | |
| Fund VIII | $136,580 | (1) | $134,603 | $— | $134,603 | $136,581 | $— | $136,581 |
| Fund VII | 61,780 | (1) | 43,098 | — | 43,098 | (6,953) | — | (6,953) |
| Fund VI | — | (1)(3) | (55,926) | — | (55,926) | (89,442) | — | (89,442) |
| Fund V | — | (3) | (1,984) | — | (1,984) | (400) | — | (400) |
| Fund IV | 5,485 | | (1,827) | 266 | (1,561) | (711) | 266 | (445) |
| AAA / Other[(2)] | 268,817 | (3) | 89,881 | — | 89,881 | 22,435 | — | 22,435 |
| **Total Private Equity Funds** | **$472,662** | | **$207,845** | **$266** | **$208,111** | **$61,510** | **$266** | **$61,776** |
| **Total Private Equity Funds, net of profit share** | **320,599** | | **140,302** | **134** | **140,436** | **51,341** | **134** | **51,475** |
| **Credit Funds** | | | | | | | | |
| Drawdown | $209,984 | (3) | $61,160 | $23,426 | $84,586 | $42,184 | $43,425 | $85,609 |
| Liquid / Performing | 73,424 | | 14,961 | 10,328 | 25,289 | 9,949 | 26,564 | 36,513 |
| Permanent Capital Vehicles | 35,718 | | 4,276 | 6,292 | 10,568 | 7,085 | 15,209 | 22,294 |
| **Total Credit Funds** | **$319,126** | | **$80,397** | **$40,046** | **$120,443** | **$59,218** | **$85,198** | **$144,416** |
| **Total Credit Funds, net of profit share** | **103,602** | | **46,443** | **16,831** | **63,274** | **34,401** | **31,422** | **65,823** |
| **Real Estate Funds** | | | | | | | | |
| CPI Funds | $1,853 | | ($85) | $— | ($85) | $503 | $— | $503 |
| U.S. RE Fund I | 17,022 | | 1,048 | 40 | 1,088 | (1,973) | 3,581 | 1,608 |
| U.S. RE Fund II | 224 | | (359) | — | (359) | 224 | — | 224 |
| Other | 4,864 | | (2,341) | 1,628 | (713) | (3,868) | 2,858 | (1,010) |
| **Total Real Estate Funds** | **$23,963** | | **($1,737)** | **$1,668** | **($69)** | **($5,114)** | **$6,439** | **$1,325** |
| **Total Real Estate Funds, net of profit share** | **12,951** | | **(1,076)** | **1,118** | **42** | **(3,282)** | **2,261** | **(1,021)** |
| **Total** | **$815,751** | | **$286,505** | **$41,980** | **$328,485** | **$115,614** | **$91,903** | **$207,517** |
| **Total, net of profit share** | **$437,152** | (4) | **$185,669** | **$18,083** | **$203,752** | **$82,460** | **$33,817** | **$116,277** |

*(1) As of June 30, 2016, the remaining investments and escrow cash of Fund VIII, Fund VII and Fund VI were valued at 111%, 107% and 83% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of June 30, 2016, Fund VI had $167.6 million of gross carried interest income, or $110.7 million net of profit sharing, in escrow. As of June 30, 2016, Fund VII had $5.3 million of gross carried interest income, or $2.9 million net of profit sharing, in escrow. As of June 30, 2016, Fund VIII had no carried interest held in escrow. With respect to Fund VIII, Fund VII and Fund VI, realized carried interest income currently distributed to the general partner is limited to potential tax distributions per the fund's partnership agreement.*

*(2) AAA includes $202.4 million of carried interest receivable, or $133.5 million net of profit sharing, from AAA Investments, L.P. ("AAA Investments") which will be paid in common shares of Athene Holding (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding (unless such payment in shares would violate Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended), or paid in cash if AAA sells the shares of Athene Holding. In addition, Other includes certain SIAs.*

*(3) As of June 30, 2016, Fund V, Fund VI, APC, ANRP, ACLF, and certain SIAs within the credit segment had $11.2 million, $36.9 million, $2.1 million, $3.4 million, $22.9 million, and $36.4 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations in Fund V, Fund VI, APC, ANRP, ACLF, and certain SIAs within the credit segment was $74.4 million, $274.9 million, $12.0 million, $154.8 million, $55.9 million, and $253.0 million, respectively, as of June 30, 2016.*

*(4) There was a corresponding profit sharing payable of $378.6 million as of June 30, 2016, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $71.0 million.*

14

# Permanent Capital Vehicles

APOLLO

- As of June 30, 2016, Apollo had $87.0 billion of AUM across seven Permanent Capital Vehicles[1]
- Apollo generated $458.0 million of Management Business revenues from Permanent Capital Vehicles during the last twelve months, representing 45% of total Management Business revenues during the last twelve months
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 is 58%. Apollo will continue to seek to grow its base of permanent capital opportunistically

## Permanent Capital AUM



($ in billions)
$7
10%
$25
22%
$72
45%
$87
47%
2010
2012
2014
2Q'16
Permanent Capital AUM
% of Total AUM

## Supplemental Information

| *($ in millions, except where noted)* | 2Q'16 |
|---|---|
| *Athene*[2] | *$68,133* |
| *MidCap* | *6,682* |
| *Apollo Investment Corp (AINV)*[3] | *5,090* |
| *Apollo Residential Mortgage (AMTG)*[4] | *3,282* |
| *Apollo Commercial Real Estate Finance (ARI)* | *2,987* |
| *Apollo Senior Floating Rate Fund (AFT)* | *423* |
| *Apollo Tactical Income Fund (AIF)* | *372* |
| **Total Permanent Capital AUM** | **$86,969** |

| | LTM |
|---|---|
| ***Management Business Revenues from Permanent Capital Vehicles*** *($ in thousands)* | *$458,021* |
| *% of Total Management Business Revenue* | *45%* |

*(1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages vary in duration and may be terminated under certain circumstances. Refer to page 35 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated.*

*(2) See page 16 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene as of June 30, 2016.*

*(3) Amounts are as of March 31, 2016. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $1.4 billion of AUM related to a non-traded business development company.*

*(4) Amounts are as of March 31, 2016. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG's website is not part of this presentation.*

15

Athene AUM Sub-Advised AUM by Asset Category A Athene 2010 2012 2014 2Q'16 Period Ending $2 $16 $60 $68 ($ in billions) 2Q'16 Private Equity $0.9 Credit $9.4 Liquid / Performing 8.5 Drawdown 0.9 Real Estate $4.0 RE Debt 3.6 RE Equity 0.4 Total $14.3 Note: As of June 30, 2016, the Apollo subsidiaries providing investment management or advisory services to Athene included Athene Asset Management, L.P. ($63.0 billion) and Apollo Asset Management Europe, LLP ($5.1 billion). ▪ Through its subsidiaries, Apollo managed or advised $68.1 billion of AUM in accounts owned by or related to Athene as of June 30, 2016 ▪ Of the total AUM, $14.3 billion, or 21%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo ▪ During the quarter, $545 million of Athene assets under management moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM over the last twelve months ended June 30, 2016 to $1.8 billion ▪ Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s investment objectives 16 ($ in billions)

Appendix

# Summary of Combined Economic Income (Loss)

APOLLO

| ($ in thousands, except per share data and where noted) | 2Q'15 | 3Q'15 | 4Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|---|---|
| Management fees from affiliates | $227,273 | $226,758 | $233,149 | $230,933 | $241,633 | $451,986 | $472,566 |
| Advisory and transaction fees from affiliates, net | 15,450 | 9,276 | (20,083) | 7,999 | 64,899 | 24,993 | 72,898 |
| Carried interest income from affiliates | 10,815 | 9,285 | 9,751 | 8,917 | 6,292 | 21,589 | 15,209 |
| **Total Management Business Revenues** | **253,538** | **245,319** | **222,817** | **247,849** | **312,824** | **498,568** | **560,673** |
| Salary, bonus and benefits | 89,683 | 94,110 | 84,577 | 92,370 | 94,522 | 177,235 | 186,892 |
| Equity-based compensation | 14,643 | 14,938 | 16,772 | 16,720 | 15,722 | 30,474 | 32,442 |
| General, administrative and other | 21,575 | 21,731 | 36,401 | 23,417 | 26,961 | 44,380 | 50,378 |
| Professional fees | 19,599 | 17,294 | 16,233 | 16,485 | 22,286 | 34,828 | 38,771 |
| Occupancy | 10,191 | 10,196 | 10,050 | 9,878 | 9,755 | 20,217 | 19,633 |
| Placement fees | 1,327 | 2,585 | 3,763 | 1,701 | 1,789 | 2,591 | 3,490 |
| Depreciation and amortization | 2,691 | 2,606 | 2,569 | 2,581 | 2,516 | 5,301 | 5,097 |
| Total Non-Compensation Expenses | 55,383 | 54,412 | 69,016 | 54,062 | 63,307 | 107,317 | 117,369 |
| **Total Management Business Expenses** | **159,709** | **163,460** | **170,365** | **163,152** | **173,551** | **315,026** | **336,703** |
| Other Income (Loss) | 1,841 | 118 | 1,043 | (228) | 302 | 6,533 | 74 |
| Non-Controlling Interest | (3,223) | (2,697) | (2,918) | (2,385) | (2,175) | (6,069) | (4,560) |
| **Management Business Economic Income** | **$92,447** | **$79,280** | **$50,577** | **$82,084** | **$137,400** | **$184,006** | **$219,484** |
| *Per Share* | *$0.23* | *$0.20* | *$0.13* | *$0.20* | *$0.34* | *$0.46* | *$0.55* |
| Carried interest income (loss): | | | | | | | |
| Unrealized gains (losses) | (82,930) | (179,086) | (58,620) | (170,891) | 286,505 | (149,835) | 115,614 |
| Realized gains | 177,807 | 115,230 | 26,445 | 41,006 | 35,688 | 302,531 | 76,694 |
| **Total Carried Interest Income (Loss)** | **94,877** | **(63,856)** | **(32,175)** | **(129,885)** | **322,193** | **152,696** | **192,308** |
| Profit sharing expense: | | | | | | | |
| Unrealized profit sharing expense | (29,907) | (79,858) | (18,131) | (67,682) | 100,836 | (38,664) | 33,154 |
| Realized profit sharing expense | 92,779 | 67,865 | 12,451 | 34,189 | 23,897 | 142,368 | 58,086 |
| **Total Profit Sharing Expense** | **62,872** | **(11,993)** | **(5,680)** | **(33,493)** | **124,733** | **103,704** | **91,240** |
| Net interest expense | (6,824) | (6,187) | (6,830) | (6,891) | (8,886) | (13,516) | (15,777) |
| Other income (loss), net | 229 | (305) | 907 | (333) | (44) | (119) | (377) |
| Net gains (losses) from investment activities | 23,286 | 81,244 | 14,841 | (56,499) | 88,498 | 25,047 | 31,999 |
| Income (Loss) from equity method investments | 16,390 | 3,025 | (2,139) | (3,859) | 44,706 | 15,192 | 40,847 |
| **Other Income (Loss)** | **33,081** | **77,777** | **6,779** | **(67,582)** | **124,274** | **26,604** | **56,692** |
| **Incentive Business Economic Income (Loss)** | **$65,086** | **$25,914** | **($19,716)** | **($163,974)** | **$321,734** | **$75,596** | **$157,760** |
| *Per Share* | *$0.16* | *$0.06* | *($0.05)* | *($0.41)* | *$0.80* | *$0.19* | *$0.39* |
| **Economic Income (Loss)** | **$157,533** | **$105,194** | **$30,861** | **($81,890)** | **$459,134** | **$259,602** | **$377,244** |
| Income tax (provision) benefit | (2,869) | (1,156) | 2,027 | 8,926 | (64,283) | (11,389) | (55,357) |
| **Economic Net Income (Loss)** | **$154,664** | **$104,038** | **$32,888** | **($72,964)** | **$394,851** | **$248,213** | **$321,887** |
| ***Per Share*** | ***$0.38*** | ***$0.26*** | ***$0.08*** | ***($0.18)*** | ***$0.98*** | ***$0.62*** | ***$0.80*** |
| AUM *($ in millions)* | 162,498 | 161,819 | 170,123 | 172,513 | 186,266 | 162,498 | 186,266 |
| Fee-Generating AUM *($ in millions)* | 128,289 | 131,068 | 138,097 | 141,073 | 145,428 | 128,289 | 145,428 |

18

# Private Equity

APOLLO

| *($ in thousands, except per share data and where noted)* | 2Q'15 | 3Q'15 | 4Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|---|---|
| Management fees from affiliates | $74,269 | $71,876 | $75,094 | $74,918 | $76,518 | $148,866 | $151,436 |
| Advisory and transaction fees from affiliates, net | 8,913 | 4,736 | (24,975) | 2,713 | 58,301 | 12,754 | 61,014 |
| **Total Management Business Revenues** | **83,182** | **76,612** | **50,119** | **77,631** | **134,819** | **161,620** | **212,450** |
| Salary, bonus and benefits | 29,552 | 32,957 | 29,861 | 32,074 | 31,564 | 60,835 | 63,638 |
| Equity-based compensation | 7,437 | 6,974 | 7,857 | 7,385 | 6,765 | 16,493 | 14,150 |
| Other expenses | 16,462 | 17,326 | 31,136 | 16,725 | 21,636 | 31,647 | 38,361 |
| **Total Management Business Expenses** | **53,451** | **57,257** | **68,854** | **56,184** | **59,965** | **108,975** | **116,149** |
| Other income (loss) | 327 | (43) | 245 | (124) | 341 | 1,786 | 217 |
| **Management Business Economic Income (Loss)[1]** | **$30,058** | **$19,312** | **($18,490)** | **$21,323** | **$75,195** | **$54,431** | **$96,518** |
| *Per Share* | *$0.07* | *$0.05* | *($0.05)* | *$0.05* | *$0.19* | *$0.13* | *$0.24* |
| Carried interest income (loss): | | | | | | | |
| Unrealized gains (losses) | (76,674) | (167,364) | (49,014) | (146,335) | 207,845 | (97,783) | 61,510 |
| Realized gains | 158,002 | 102,138 | 3,647 | — | 266 | 234,037 | 266 |
| **Total Carried Interest Income (Loss)** | **81,328** | **(65,226)** | **(45,367)** | **(146,335)** | **208,111** | **136,254** | **61,776** |
| Profit sharing expense: | | | | | | | |
| Unrealized profit sharing expense | (28,023) | (86,536) | (19,166) | (57,374) | 67,543 | (23,556) | 10,169 |
| Realized profit sharing expense | 86,064 | 60,492 | 4,942 | — | 132 | 110,396 | 132 |
| **Total Profit Sharing Expense** | **58,041** | **(26,044)** | **(14,224)** | **(57,374)** | **67,675** | **86,840** | **10,301** |
| Net interest expense | (2,465) | (2,425) | (2,439) | (2,428) | (3,252) | (5,014) | (5,680) |
| Other income, net | 998 | — | — | — | — | 1,160 | — |
| Net gains (losses) from investment activities | — | 5,904 | 1,029 | (4,106) | 6,457 | — | 2,351 |
| Income (Loss) from equity method investments | 9,278 | 3,827 | 537 | (5,483) | 31,410 | 14,761 | 25,927 |
| **Other Income (Loss)** | **7,811** | **7,306** | **(873)** | **(12,017)** | **34,615** | **10,907** | **22,598** |
| **Incentive Business Economic Income (Loss)** | **$31,098** | **($31,876)** | **($32,016)** | **($100,978)** | **$175,051** | **$60,321** | **$74,073** |
| *Per Share* | *$0.08* | *($0.08)* | *($0.08)* | *($0.25)* | *$0.44* | *$0.15* | *$0.18* |
| **Economic Income (Loss)** | **$61,156** | **($12,564)** | **($50,506)** | **($79,655)** | **$250,246** | **$114,752** | **$170,591** |
| AUM *($ in millions)* | 39,264 | 38,256 | 37,502 | 37,702 | 41,181 | 39,264 | 41,181 |
| Fee-Generating AUM *($ in millions)* | 28,468 | 29,300 | 29,258 | 29,325 | 29,530 | 28,468 | 29,530 |

*(1) 4Q'15 excludes impact of reserve of $45 million accrued in connection with an ongoing SEC regulatory matter previously disclosed in our 2015 Annual Report on Form 10-K principally concerning the acceleration of fees from fund portfolio companies.*

19

# Credit

APOLLO

| *($ in thousands, except per share data and where noted)* | 2Q'15 | 3Q'15 | 4Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|---|---|
| Management fees from affiliates | $140,632 | $141,706 | $143,451 | $142,511 | $151,252 | $280,084 | $293,763 |
| Advisory and transaction fees from affiliates, net | 4,420 | 4,141 | 3,333 | 4,410 | 3,036 | 9,772 | 7,446 |
| Carried interest income from affiliates | 10,815 | 9,285 | 9,751 | 8,917 | 6,292 | 21,589 | 15,209 |
| **Total Management Business Revenues** | **155,867** | **155,132** | **156,535** | **155,838** | **160,580** | **311,445** | **316,418** |
| Salary, bonus and benefits | 51,654 | 52,647 | 46,475 | 51,612 | 54,709 | 100,910 | 106,321 |
| Equity-based compensation | 6,142 | 6,896 | 7,889 | 8,560 | 8,300 | 11,898 | 16,860 |
| Other expenses | 32,061 | 31,333 | 32,253 | 31,193 | 36,229 | 64,181 | 67,422 |
| **Total Management Business Expenses** | **89,857** | **90,876** | **86,617** | **91,365** | **99,238** | **176,989** | **190,603** |
| Other income (loss) | 546 | 157 | 744 | (75) | (83) | 3,350 | (158) |
| Non-Controlling Interest | (3,223) | (2,697) | (2,918) | (2,385) | (2,175) | (6,069) | (4,560) |
| **Management Business Economic Income** | **$63,333** | **$61,716** | **$67,744** | **$62,013** | **$59,084** | **$131,737** | **$121,097** |
| *Per Share* | *$0.16* | *$0.15* | *$0.17* | *$0.15* | *$0.15* | *$0.33* | *$0.30* |
| Carried interest income (loss): | | | | | | | |
| Unrealized gains (losses) | (6,922) | (15,056) | (12,786) | (21,179) | 80,397 | (52,692) | 59,218 |
| Realized gains | 18,556 | 13,046 | 20,653 | 36,235 | 33,754 | 64,828 | 69,989 |
| **Total Carried Interest Income (Loss)** | **11,634** | **(2,010)** | **7,867** | **15,056** | **114,151** | **12,136** | **129,207** |
| Profit sharing expense: | | | | | | | |
| Unrealized profit sharing expense | (2,050) | 5,384 | (464) | (9,137) | 33,954 | (15,283) | 24,817 |
| Realized profit sharing expense | 5,947 | 7,355 | 7,995 | 30,561 | 23,215 | 29,397 | 53,776 |
| **Total Profit Sharing Expense** | **3,897** | **12,739** | **7,531** | **21,424** | **57,169** | **14,114** | **78,593** |
| Net interest expense | (3,642) | (3,003) | (3,633) | (3,655) | (4,715) | (7,104) | (8,370) |
| Other income (loss), net | (769) | (305) | 907 | (333) | (44) | (1,279) | (377) |
| Net gains (losses) from investment activities | 23,286 | 75,340 | 13,812 | (52,393) | 82,041 | 25,047 | 29,648 |
| Income (Loss) from equity method investments | 6,202 | (1,949) | (3,371) | 848 | 12,940 | (705) | 13,788 |
| **Other Income (Loss)** | **25,077** | **70,083** | **7,715** | **(55,533)** | **90,222** | **15,959** | **34,689** |
| **Incentive Business Economic Income (Loss)** | **$32,814** | **$55,334** | **$8,051** | **($61,901)** | **$147,204** | **$13,981** | **$85,303** |
| *Per Share* | *$0.08* | *$0.14* | *$0.02* | *($0.15)* | *$0.37* | *$0.03* | *$0.21* |
| **Economic Income** | **$96,147** | **$117,050** | **$75,795** | **$112** | **$206,288** | **$145,718** | **$206,400** |
| AUM *($ in millions)* | 112,680 | 112,781 | 121,361 | 123,854 | 133,884 | 112,680 | 133,884 |
| Fee-Generating AUM *($ in millions)* | 92,667 | 94,666 | 101,522 | 104,904 | 108,774 | 92,667 | 108,774 |

20

# Real Estate

APOLLO

| ($ in thousands, except where noted) | 2Q'15 | 3Q'15 | 4Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|---|---|
| Management fees from affiliates | $12,372 | $13,176 | $14,604 | $13,504 | $13,863 | $23,036 | $27,367 |
| Advisory and transaction fees from affiliates, net | 2,117 | 399 | 1,559 | 876 | 3,562 | 2,467 | 4,438 |
| **Total Management Business Revenues** | **14,489** | **13,575** | **16,163** | **14,380** | **17,425** | **25,503** | **31,805** |
| Salary, bonus and benefits | 8,477 | 8,506 | 8,241 | 8,684 | 8,249 | 15,490 | 16,933 |
| Equity-based compensation | 1,064 | 1,068 | 1,026 | 775 | 657 | 2,083 | 1,432 |
| Other expenses | 6,860 | 5,753 | 5,627 | 6,144 | 5,442 | 11,489 | 11,586 |
| **Total Management Business Expenses** | **16,401** | **15,327** | **14,894** | **15,603** | **14,348** | **29,062** | **29,951** |
| Other income (loss) | 968 | 4 | 54 | (29) | 44 | 1,397 | 15 |
| **Management Business Economic Income (Loss)** | **($944)** | **($1,748)** | **$1,323** | **($1,252)** | **$3,121** | **($2,162)** | **$1,869** |
| Carried interest income (loss): | | | | | | | |
| Unrealized gains (losses) | 666 | 3,334 | 3,180 | (3,377) | (1,737) | 640 | (5,114) |
| Realized gains | 1,249 | 46 | 2,145 | 4,771 | 1,668 | 3,666 | 6,439 |
| **Total Carried Interest Income (Loss)** | **1,915** | **3,380** | **5,325** | **1,394** | **(69)** | **4,306** | **1,325** |
| Profit sharing expense: | | | | | | | |
| Unrealized profit sharing expense | 166 | 1,294 | 1,499 | (1,171) | (661) | 175 | (1,832) |
| Realized profit sharing expense | 768 | 18 | (486) | 3,628 | 550 | 2,575 | 4,178 |
| **Total Profit Sharing Expense** | **934** | **1,312** | **1,013** | **2,457** | **(111)** | **2,750** | **2,346** |
| Net interest expense | (717) | (759) | (758) | (808) | (919) | (1,398) | (1,727) |
| Income from equity method investments | 910 | 1,147 | 695 | 776 | 356 | 1,136 | 1,132 |
| **Other Income (Loss)** | **193** | **388** | **(63)** | **(32)** | **(563)** | **(262)** | **(595)** |
| **Incentive Business Economic Income (Loss)** | **$1,174** | **$2,456** | **$4,249** | **($1,095)** | **($521)** | **$1,294** | **($1,616)** |
| **Economic Income (Loss)** | **$230** | **$708** | **$5,572** | **($2,347)** | **$2,600** | **($868)** | **$253** |
| AUM *($ in millions)* | 10,554 | 10,782 | 11,260 | 10,957 | 11,201 | 10,554 | 11,201 |
| Fee-Generating AUM *($ in millions)* | 7,154 | 7,102 | 7,317 | 6,844 | 7,124 | 7,154 | 7,124 |

21

# Reconciliation of Non-GAAP Measures to GAAP

APOLLO

| ($ in thousands) | 2Q'15 | 3Q'15 | 4Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|---|---|
| **Distributable Earnings** | **$201,611** | **$144,579** | **$130,612** | **$104,755** | **$164,315** | **$347,630** | **$269,070** |
| Net unrealized carried interest income (loss) | (53,023) | (99,228) | (40,489) | (103,209) | 185,669 | (111,171) | 82,460 |
| Unrealized investment and other income (loss) | 25,436 | 76,545 | 5,237 | (64,977) | 126,545 | 25,391 | 61,568 |
| Add back: Non-cash revenues | 843 | 842 | 842 | 842 | 843 | 33,527 | 1,685 |
| Less: Equity-based compensation | (14,643) | (14,938) | (16,772) | (16,720) | (15,722) | (30,474) | (32,442) |
| Less: Depreciation, amortization and other | (2,691) | (2,606) | (48,569) | (2,581) | (2,516) | (5,301) | (5,097) |
| **Economic Income (Loss)** | **$157,533** | **$105,194** | **$30,861** | **($81,890)** | **$459,134** | **$259,602** | **$377,244** |
| Income tax (provision) benefit on economic income | (2,869) | (1,156) | 2,027 | 8,926 | (64,283) | (11,389) | (55,357) |
| **Economic Net Income (Loss)** | **$154,664** | **$104,038** | **$32,888** | **($72,964)** | **$394,851** | **$248,213** | **$321,887** |
| Income tax provision (benefit) on economic income | 2,869 | 1,156 | (2,027) | (8,926) | 64,283 | 11,389 | 55,357 |
| Net income attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital | 8,497 | 161 | 10,146 | 2,035 | 2,078 | 11,057 | 4,113 |
| Transaction related charges and equity-based compensation[(1)] | (8,864) | (2,205) | (11,107) | 147 | (7,421) | (26,481) | (7,274) |
| **Income (Loss) Before Income Tax (Provision) Benefit** | **$157,166** | **$103,150** | **$29,900** | **($79,708)** | **$453,791** | **$244,178** | **$374,083** |
| Income tax (provision) benefit | (9,092) | (6,591) | (5,536) | 5,147 | (37,988) | (14,606) | (32,841) |
| Net (income) loss attributable to Non-Controlling Interests in the Apollo Operating Group | (83,149) | (55,347) | (8,127) | 43,768 | (239,633) | (131,160) | (195,865) |
| Net income attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital | (8,497) | (161) | (10,146) | (2,035) | (2,078) | (11,057) | (4,113) |
| **Net Income (Loss) Attributable to Apollo Global Management, LLC** | **$56,428** | **$41,051** | **$6,091** | **($32,828)** | **$174,092** | **$87,355** | **$141,264** |

*(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated affiliates to employees of Apollo.*

22

# Reconciliation of Non-GAAP Per Share Measures to GAAP Net Income Per Class A Share

APOLLO

| *Amounts in thousands except share and per share data* | 2Q'15 | 3Q'15 | 4Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|---|---|
| **DE per Share of Common & Equivalent** | **$0.48** | **$0.36** | **$0.31** | **$0.25** | **$0.40** | **$0.83** | **$0.65** |
| Distributable Earnings Shares Outstanding[2] | 408,503,856 | 407,658,456 | 409,775,021 | 407,447,658 | 407,343,429 | 408,503,856 | 407,343,429 |
| **DE After Taxes and Related Payables** | **$199,458** | **$142,552** | **$127,187** | **$102,482** | **$161,347** | **$343,367** | **$263,829** |
| Taxes and Related Payables | 2,153 | 2,027 | 3,425 | 2,273 | 2,968 | 4,263 | 5,241 |
| **Distributable Earnings** | **$201,611** | **$144,579** | **$130,612** | **$104,755** | **$164,315** | **$347,630** | **$269,070** |
| Distributable Earnings to Economic Income (Loss) Differences [1] | (44,078) | (39,385) | (99,751) | (186,645) | 294,819 | (88,028) | 108,174 |
| **Economic Income (Loss)** | **$157,533** | **$105,194** | **$30,861** | **($81,890)** | **$459,134** | **$259,602** | **$377,244** |
| Income tax (provision) benefit on economic income | (2,869) | (1,156) | 2,027 | 8,926 | (64,283) | (11,389) | (55,357) |
| **Economic Net Income (Loss)** | **$154,664** | **$104,038** | **$32,888** | **($72,964)** | **$394,851** | **$248,213** | **$321,887** |
| Non-GAAP Weighted Average Diluted Shares Outstanding[2] | 403,623,562 | 402,902,853 | 401,988,092 | 402,077,109 | 401,185,464 | 403,408,949 | 401,631,287 |
| **Economic Income (Loss) per share** | **$0.39** | **$0.26** | **$0.08** | **($0.21)** | **$1.14** | **$0.65** | **$0.94** |
| **Economic Net Income (Loss) per share** | **$0.38** | **$0.26** | **$0.08** | **($0.18)** | **$0.98** | **$0.62** | **$0.80** |
| Income tax provision (benefit) on economic income | 2,869 | 1,156 | (2,027) | (8,926) | 64,283 | 11,389 | 55,357 |
| Net income attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital | 8,497 | 161 | 10,146 | 2,035 | 2,078 | 11,057 | 4,113 |
| Transaction-related charges and equity-based compensation | (8,864) | (2,205) | (11,107) | 147 | (7,421) | (26,481) | (7,274) |
| **Income (Loss) Before Income Tax (Provision) Benefit** | **$157,166** | **$103,150** | **$29,900** | **($79,708)** | **$453,791** | **$244,178** | **$374,083** |
| Income tax provision (benefit) | (9,092) | (6,591) | (5,536) | 5,147 | (37,988) | (14,606) | (32,841) |
| Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group | (83,149) | (55,347) | (8,127) | 43,768 | (239,633) | (131,160) | (195,865) |
| Net income attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital | (8,497) | (161) | (10,146) | (2,035) | (2,078) | (11,057) | (4,113) |
| **Net Income (Loss) Attributable to Apollo Global Management, LLC** | **$56,428** | **$41,051** | **$6,091** | **($32,828)** | **$174,092** | **$87,355** | **$141,264** |
| Distributions declared on Class A shares | (56,815) | (74,812) | (63,377) | (51,432) | (46,014) | (201,209) | (97,446) |
| Distribution on participating securities | (4,971) | (5,113) | (3,146) | (2,123) | (1,766) | (20,234) | (3,889) |
| Earnings allocable to participating securities | — | — | — | — | (4,959) | — | (1,766) |
| Undistributed loss attributable to Class A shareholders: Basic | ($5,358) | ($38,874) | ($60,432) | ($86,383) | $121,353 | ($134,088) | $38,163 |
| GAAP weighted average number of Class A shares outstanding: Basic | 170,431,430 | 176,169,986 | 180,370,747 | 182,665,330 | 183,695,920 | 168,190,114 | 183,180,625 |
| **GAAP Net Income (Loss) per Class A Share under the Two-Class Method: Basic** | **$0.30** | **$0.20** | **$0.02** | **($0.19)** | **$0.91** | **$0.40** | **$0.74** |
| Distributed Income | $0.33 | $0.42 | $0.35 | $0.28 | $0.25 | $1.20 | $0.53 |
| Undistributed Income (Loss) | ($0.03) | ($0.22) | ($0.33) | ($0.47) | $0.66 | ($0.80) | $0.21 |

*(1) See page 22 for reconciliation of Distributable Earnings and Economic Income (Loss).*
*(2) See page 25 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.*

23

# Reconciliation of Non-GAAP Measures to GAAP

APOLLO

| ($ in thousands) | 2Q'15 | 1Q'16 | 2Q'16 | YTD'15 | YTD'16 |
|---|---|---|---|---|---|
| Total Management Business Revenues | $253,538 | $247,849 | $312,824 | $498,568 | $560,673 |
| Total Incentive Business Revenues | 94,877 | (129,885) | 322,193 | 152,696 | 192,308 |
| **Total Revenues** | **348,415** | **117,964** | **635,017** | **651,264** | **752,981** |
| Equity awards granted by unconsolidated affiliates and reimbursable expenses | 5,698 | 4,966 | 28,092 | 8,287 | 33,058 |
| Adjustments related to consolidated funds and VIEs | (909) | (652) | (1,211) | (1,823) | (1,863) |
| Other | (1,477) | (1,452) | (1,451) | (2,977) | (2,903) |
| **Total Revenues (GAAP)** | **$351,727** | **$120,826** | **$660,447** | **$654,751** | **$781,273** |
| | | | | | |
| Total Management Business Expenses | $159,709 | $163,152 | $173,551 | $315,026 | $336,703 |
| Total Incentive Business Expenses | 62,872 | (33,493) | 124,733 | 103,704 | 91,240 |
| **Total Expenses** | **222,581** | **129,659** | **298,284** | **418,730** | **427,943** |
| Equity awards granted by unconsolidated affiliates and reimbursable expenses | 5,869 | 5,083 | 28,209 | 8,937 | 33,292 |
| Transaction-related compensation charges | 91 | (2,373) | 4,896 | 8,842 | 2,523 |
| Reclassification of interest expense(1) | 7,485 | 7,873 | 9,800 | 14,925 | 17,673 |
| Amortization of transaction-related intangibles | 8,503 | 2,050 | 2,346 | 16,870 | 4,396 |
| Other | 10 | (393) | (137) | 231 | (530) |
| **Total Expenses (GAAP)** | **$244,539** | **$141,899** | **$343,398** | **$468,535** | **$485,297** |
| | | | | | |
| Total Management Business Other Income (Loss) | ($1,382) | ($2,613) | ($1,873) | $464 | ($4,486) |
| Total Incentive Business Other Income (Loss) | 33,081 | (67,582) | 124,274 | 26,604 | 56,692 |
| **Total Other Income (Loss)** | 31,699 | (70,195) | 122,401 | 27,068 | 52,206 |
| Reclassification of interest expense(1) | 7,485 | 7,873 | 9,800 | 14,925 | 17,673 |
| Adjustments related to consolidated funds and VIEs | 5,728 | 638 | 904 | 6,375 | 1,542 |
| Other | 5,066 | 3,049 | 3,637 | 9,594 | 6,686 |
| **Total Other Income (Loss), net (GAAP)** | **$49,978** | **($58,635)** | **$136,742** | **$57,962** | **$78,107** |

*(1) For EI presentation purposes interest income is presented net of interest expense as a component of other income.*

24

2Q'15 3Q'15 4Q'15 1Q'16 2Q'16 YTD'15 YTD'16 Weighted average number of Class A shares outstanding: Basic 170,431,430 176,169,986 180,370,747 182,665,330 183,695,920 168,190,114 183,180,625 Non-GAAP Adjustments: Restricted shares 106,951 101,717 104,244 99,134 90,130 78,790 94,633 AOG Units 221,387,378 218,272,537 216,181,813 216,169,856 216,065,719 221,963,228 216,117,787 RSUs 11,697,803 8,358,613 5,331,288 3,142,789 1,333,695 13,176,817 2,238,242 Non-GAAP Weighted Average Diluted Shares Outstanding 403,623,562 402,902,853 401,988,092 402,077,109 401,185,464 403,408,949 401,631,287 2Q'15 3Q'15 4Q'15 1Q'16 2Q'16 Total GAAP Class A Shares Outstanding 172,188,169 179,008,102 181,078,937 183,401,191 184,104,686 Non-GAAP Adjustments: AOG Units 220,637,976 216,197,356 216,169,856 216,169,856 216,000,633 Vested RSUs 10,968,849 7,640,612 6,294,053 1,809,730 1,327,326 Non-GAAP Diluted Shares Outstanding 403,794,994 402,846,070 403,542,846 401,380,777 401,432,645 Unvested RSUs Eligible for Distribution Equivalents 4,708,862 4,812,386 6,232,175 6,066,881 5,910,784 Distributable Earnings Shares Outstanding 408,503,856 407,658,456 409,775,021 407,447,658 407,343,429 Share Reconciliation 25

# Unaudited Supplemental Presentation of Statement of Financial Condition

APOLLO

| ($ in thousands, except per share data) | Apollo Global Management, LLC and Consolidated Subsidiaries[1] | Consolidated Funds and VIEs | Eliminations | Consolidated |
|---|---|---|---|---|
| | As of June 30, 2016 | | | |
| **Assets:** | | | | |
| Cash and cash equivalents | $859,005 | $— | $— | $859,005 |
| Cash and cash equivalents held at consolidated funds | — | 4,991 | — | 4,991 |
| Restricted cash | 5,269 | — | — | 5,269 |
| Investments | 1,396,200 | 27,139 | (98,787) | 1,324,552 |
| Assets of consolidated variable interest entities | — | 1,022,253 | (299) | 1,021,954 |
| Carried interest receivable | 815,751 | — | — | 815,751 |
| Due from affiliates | 293,706 | — | (1,144) | 292,562 |
| Deferred tax assets | 622,209 | — | — | 622,209 |
| Other assets | 95,271 | 5,670 | (227) | 100,714 |
| Goodwill | 88,852 | — | — | 88,852 |
| Intangible assets, net | 26,372 | — | — | 26,372 |
| **Total Assets** | $4,202,635 | $1,060,053 | ($100,457) | $5,162,231 |
| **Liabilities and Shareholders' Equity** | | | | |
| **Liabilities:** | | | | |
| Accounts payable and accrued expenses | $116,814 | $— | $— | $116,814 |
| Accrued compensation and benefits | 90,399 | — | — | 90,399 |
| Deferred revenue | 158,461 | — | — | 158,461 |
| Due to affiliates | 629,140 | — | — | 629,140 |
| Profit sharing payable | 378,599 | — | — | 378,599 |
| Debt | 1,355,521 | — | — | 1,355,521 |
| Liabilities of consolidated variable interest entities | — | 912,401 | (44,147) | 868,254 |
| Other liabilities | 45,009 | 5,323 | — | 50,332 |
| **Total Liabilities** | 2,773,943 | 917,724 | (44,147) | 3,647,520 |
| **Shareholders' Equity:** | | | | |
| Apollo Global Management, LLC shareholders' equity: | | | | |
| Additional paid in capital | 1,928,962 | — | — | 1,928,962 |
| Accumulated deficit | (1,236,679) | 35,420 | (35,418) | (1,236,677) |
| Accumulated other comprehensive income (loss) | (5,024) | (1,992) | 41 | (6,975) |
| Total Apollo Global Management, LLC shareholders' equity | 687,259 | 33,428 | (35,377) | 685,310 |
| Non-Controlling Interests in consolidated entities | 7,657 | 108,901 | (20,933) | 95,625 |
| Non-Controlling Interests in Apollo Operating Group | 733,776 | — | — | 733,776 |
| **Total Shareholders' Equity** | 1,428,692 | 142,329 | (56,310) | 1,514,711 |
| **Total Liabilities and Shareholders' Equity** | $4,202,635 | $1,060,053 | ($100,457) | $5,162,231 |

*(1) Represents amounts of the total combined segments*

26

# Investment Records as of June 30, 2016

APOLLO

## *Drawdown*

| *($ in millions)* | Vintage Year | Total AUM | Committed Capital | Total Invested Capital[1] | Realized Value[1] | Remaining Cost[1] | Unrealized Value[1] | Total Value[1] | As of June 30, 2016 Gross IRR[1] | Net IRR[1] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Private Equity:** | | | | | | | | | | |
| Fund VIII | 2013 | $19,380 | $18,377 | $7,098 | $302 | $6,843 | $8,230 | $8,532 | 25 % | 10 % |
| Fund VII | 2008 | 7,429 | 14,677 | 15,883 | 28,729 | 3,826 | 4,315 | 33,044 | 35 | 27 |
| Fund VI | 2006 | 3,546 | 10,136 | 12,457 | 17,955 | 3,551 | 2,808 | 20,763 | 12 | 9 |
| Fund V | 2001 | 370 | 3,742 | 5,192 | 12,681 | 154 | 112 | 12,793 | 61 | 44 |
| Funds I, II, III, IV & MIA[3] | Various | 42 | 7,320 | 8,753 | 17,400 | — | 28 | 17,428 | 39 | 26 |
| *Traditional Private Equity Funds[4]* | | *$30,767* | *$54,252* | *$49,383* | *$77,067* | *$14,374* | *$15,493* | *$92,560* | *39 %* | *25 %* |
| AION | 2013 | 742 | 826 | 226 | 93 | 166 | 162 | 255 | 9 % | (6)% |
| ANRP I | 2012 | 1,294 | 1,323 | 960 | 216 | 815 | 886 | 1,102 | 7 | 2 |
| ANRP II[5] | — | 2,241 | 2,207 | 407 | 64 | 364 | 411 | 475 | NM[2] | NM[2] |
| **Total Private Equity[10]** | | **$35,044** | **$58,608** | **$50,976** | **$77,440** | **$15,719** | **$16,952** | **$94,392** | | |
| **Credit:** | | | | | | | | | | |
| *Credit Opportunity Funds* | | | | | | | | | | |
| COF III | 2014 | $3,076 | $3,426 | $3,768 | $1,062 | $2,638 | $2,184 | $3,246 | (9)% | (10)% |
| COF I & II | 2008 | 447 | 3,068 | 3,787 | 7,359 | 146 | 166 | 7,525 | 23 | 20 |
| *European Principal Finance Funds* | | | | | | | | | | |
| EPF II[6] | 2012 | 4,040 | 3,431 | 3,436 | 1,294 | 2,141 | 3,080 | 4,374 | 20 | 11 |
| EPF I[6] | 2007 | 318 | 1,438 | 1,890 | 3,092 | 3 | 85 | 3,177 | 23 | 17 |
| *Structured Credit Funds* | | | | | | | | | | |
| FCI II | 2013 | 2,315 | 1,555 | 1,824 | 451 | 1,587 | 1,960 | 2,411 | 20 | 15 |
| FCI | 2012 | 1,016 | 559 | 1,158 | 728 | 776 | 827 | 1,555 | 16 | 12 |
| SCRF III[13] | 2015 | 1,093 | 1,238 | 1,132 | 266 | 742 | 1,028 | 1,294 | 13 | 10 |
| SCRF I & II[13] | Various | 12 | 222 | 707 | 872 | 8 | 12 | 884 | 27 | 21 |
| Other Drawdown Funds & SIAs[7] | Various | 6,659 | 8,176 | 6,737 | 6,640 | 2,071 | 1,807 | 8,447 | 9 | 6 |
| **Total Credit[11]** | | **$18,976** | **$23,113** | **$24,439** | **$21,764** | **$10,112** | **$11,149** | **$32,913** | | |
| **Real Estate:** | | | | | | | | | | |
| U.S. RE Fund II[5][8] | — | $603 | $592 | $372 | $18 | $369 | $381 | $399 | NM[2] | NM[2] |
| U.S. RE Fund I[8] | 2012 | 556 | 653 | 628 | 529 | 293 | 374 | 903 | 17 % | 14 % |
| AGRE Debt Fund I | 2011 | 652 | 1,633 | 1,545 | 1,146 | 614 | 562 | 1,708 | 8 | 6 |
| CPI Funds[9] | Various | 881 | 4,971 | 2,515 | 2,557 | 363 | 114 | 2,671 | 16 | 12 |
| **Total Real Estate[12]** | | **$2,692** | **$7,849** | **$5,060** | **$4,250** | **$1,639** | **$1,431** | **$5,681** | | |

*Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 28.*

27

Investment Records – Notes (1) Refer to the definitions of Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) ANRP II and U.S. RE Fund II were launched prior to June 30, 2016 and have not established their vintage year. (6) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.11 as of June 30, 2016. (7) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.11 as of June 30, 2016. Additionally, certain SIAs totaling $1.8 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $8.8 billion of Total Invested Capital through June 30, 2016. (8) U.S. RE Fund I and U.S. RE Fund II, closed-end private investment funds, had $150 million and $162 million of co-investment commitments raised as of June 30, 2016, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.33 as of June 30, 2016. (9) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to June 30, 2016 was (1)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (10) Certain private equity co-investment vehicles and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $6.1 billion of aggregate AUM as of June 30, 2016. (11) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $1.8 billion of aggregate AUM as of June 30, 2016. (12) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.5 billion of aggregate AUM as of June 30, 2016. (13) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. 28

# Investment Records as of June 30, 2016

APOLLO

## *Liquid / Performing*

| *($ in millions)* | Vintage Year | Total AUM | Net Returns: For the Three Months Ended June 30, 2016 | For the Six Months Ended June 30, 2016 | For the Three Months Ended June 30, 2015 | For the Six Months Ended June 30, 2015 | For the Year Ended December 31, 2015 |
|---|---|---|---|---|---|---|---|
| **Credit:** | | | | | | | |
| Hedge Funds[1] | Various | $5,686 | 3% | 5% | 1% | 3% | — |
| CLOs[2] | Various | 13,840 | 2 | 4 | 1 | 3 | 2% |
| SIAs / Other | Various | 15,942 | 3 | 3 | 1 | 3 | 1 |
| **Total** | | **$35,468** | | | | | |

## *Permanent Capital Vehicles ex Athene Non-Sub-Advised*

| *($ in millions)* | IPO Year[4] | Total AUM | Total Returns[3]: For the Three Months Ended June 30, 2016 | For the Six Months Ended June 30, 2016 | For the Three Months Ended June 30, 2015 | For the Six Months Ended June 30, 2015 | For the Year Ended December 31, 2015 |
|---|---|---|---|---|---|---|---|
| **Credit:** | | | | | | | |
| MidCap[5] | N/A | $6,682 | NM[6] | NM[6] | NM[6] | NM[6] | NM[6] |
| AIF | 2013 | 372 | 9% | 9 % | (1)% | 3% | (4)% |
| AFT | 2011 | 423 | 6 | 8 | 1 | 10 | (2) |
| AMTG[7] | 2011 | 3,282 | 3 | 20 | (5) | (1) | (13) |
| AINV[8] | 2004 | 5,090 | 3 | 14 | (5) | 1 | (20) |
| **Real Estate:** | | | | | | | |
| ARI | 2009 | 2,987 | 1% | (1)% | (2)% | 6% | 17 % |
| **Total** | | **$18,836** | | | | | |

*Note: The above table summarizes the investment record for our Liquid/Performing and Permanent Capital Vehicles excluding AAM/AAA as defined in the non-GAAP financial information & definitions section of this presentation. All amounts are as of June 30, 2016, unless otherwise noted. Footnotes to the above tables appear on page 30.*

29

Investment Records – Notes (1) Hedge funds includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd., Apollo Credit Short Opportunities Fund and Apollo Value Strategic Fund, L.P. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. (6) Returns have not been presented as the Permanent Capital Vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (7) All amounts are as of March 31, 2016 except for total returns. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG’s website is not part of this presentation. (8) All amounts are as of March 31, 2016 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.4 billion of AUM related to a non-traded business development company sub-advised by Apollo. Net returns exclude performance of the non-traded business development company. 30

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the affiliated funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo’s transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. 31

Non-GAAP Financial Information & Definitions Cont’d ▪ “Management Business” refers to the portion of the Company’s business that primarily generates non-incentive based components of EI including fees earned as manager of our funds and associated operating expenses. The Management Business is generally characterized by the predictability of its financial metrics. ▪ “Management Business EI”, which is a component of total EI, is the sum of (i) management fees, (ii) advisory and transaction fees, net and (iii) carried interest income earned from a publicly traded business development company we manage, less (x) salary, bonus, and benefits, (y) equity-based compensation, and (z) other associated operating expenses. ▪ “Management Business DE”, which is a component of total DE, includes all the components of Management Business EI except for those which are non-cash in nature, such as equity- based compensation as well as depreciation and amortization. • The Company uses Management Business EI and Management Business DE to evaluate operating financial performance, including whether fee-related revenues are sufficient to adequately cover recurring operating expenses. The Company believes that Management Business EI and Management Business DE provide investors with additional insight into the operations of the Company as these measures provide a meaningful indication of the components of EI and DE that are generally steady and predictable in nature.  ▪ “Incentive Business” refers to the portion of the Company’s business that primarily generates incentive-based components of EI, including carried interest income and profit sharing expenses, as well as other revenue and expense items pertaining to the Company’s investments and debt. ▪ “Incentive Business EI”, which is a component of total EI, is the sum of (i) carried interest income (excluding carried interest income earned from a publicly traded business development company we manage), (ii) profit sharing expense, and (iii) other income (which includes items such as net gains from investment activities, income from equity method investments and net interest expense). ▪ “Incentive Business DE”, which is a component of total DE, includes all the components of Incentive Business EI except for those which are non-cash in nature, such as unrealized carried interest income, associated non-cash profit sharing expense, unrealized investment income and other income. • The Company uses Incentive Business EI and Incentive Business DE to evaluate incentive-based and investment-related financial performance. The Company believes that Incentive Business EI and Incentive Business DE provide investors with additional insight into the operations of the Company as these measures provide a meaningful indication of the components of EI and DE that are generally less predictable and more volatile in nature.  32

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. In addition our AUM measure includes certain assets for which we do not have investment discretion. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage or advise. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage or advise, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements; ▪ “AUM Not Currently Generating Carry”, which refers to invested capital of the funds, partnerships and accounts we manage or advise that is currently below its hurdle rate or preferred return; and ▪ “Uninvested Carry-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage or advise that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce carried interest income allocable to the general partner. 33

Non-GAAP Financial Information & Definitions Cont’d ▪ “Advisory” refers to certain assets advised by Apollo Asset Management Europe, LLP (“AAME”), a subsidiary of Apollo. ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, L.P. (“Athene Asset Management”) that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund) on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on June 30, 2016 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross IRR of a real estate fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on June 30, 2016 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross Return of a credit or real estate fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene Sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of Inflows across the private equity, credit and real estate segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs. It also includes sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ “Multiple of Invested Capital” or “MOIC” is calculated as Total Value divided by Total Invested Capital. ▪ Net IRR of a private equity fund means the Gross IRR, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns on amounts that, if distributed, would be paid to investors of the fund.  To the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of the fund, thereby reducing the balance attributable to fund investors.  Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. 34

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real estate fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of June 30, 2016 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Net Return of a credit or real estate fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” (a) assets that are owned by or related to Athene, (b) assets that are owned by or related to MidCap FinCo Limited (“MidCap”) and managed by Apollo Capital Management, L.P., (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Residential Mortgage, Inc. (“AMTG”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company sub-advised by Apollo. The investment management arrangements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management arrangements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management arrangements of ARI and AMTG have one year terms and are reviewed annually by each company’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of such company’s independent directors. The investment management arrangements between MidCap and Apollo Capital Management, L.P. and Athene and Athene Asset Management, may also be terminated under certain circumstances. ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the general partner and limited partner investors in a fund, reduced for any return of capital distributed to date, excluding management fees, expenses, and any accrued preferred return. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented.  ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments. 35

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 29, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 36